UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2004

___________________________________________

FORTIS ENTERPRISES

(Exact name of registrant as specified in charter)

Nevada	000-49634	88-0475756
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1111 N. Orlando Ave.
Winter Park, Florida	32789
(Address of Principal Executive Office)	(Zip Code)

(407) 970-6361

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

Press Release

        On May 19, 2004, we issued a press release to announce that we have signed an agreement with Digital Niche Marketing, L.L.C., a consulting firm based in Panama City, Florida, which specializes in online and offline result oriented, direct response marketing and sales design. A copy of the press release is attached hereto as Exhibit 99.

EXHIBITS

99     Press Release dated May 19, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                FORTIS ENTERPRISES

                                                                                                By: /S/Stephen W. Carnes

                                                                                                      Stephen W. Carnes, President

Date: June 1, 2004